EXHIBIT 21.1 BRISTOW GROUP INC. Subsidiaries Company Place of Incorporation Percentage of Stock Owned Aeróleo Internacional LLC Delaware 100 % ALN, Inc. Delaware 100 % Aircraft Logistics Pty. Ltd. Australia 100% * Aircrew Logistics Pty. Ltd. Australia 100% * Atyrau-Bristow Airways Service Kazakhstan 49% * BHNA Holdings Inc. Delaware 100 % BL Holdings B.V. Netherlands 100 % BL Scotia LP Scotland 100 % BNAS Holding Company Limited Ireland 49% * BriLog Leasing Ltd. Cayman Islands 100 % BriLog Leasing Ltd. II Cayman Islands 100 % Bristow Aerial Solutions Limited England 100% * Bristow Aircraft Leasing Limited England 100% * Bristow Aircraft Leasing II Ltd. England 100% * Bristow Arabia Aircraft and Maintenance Services Saudi Arabia 100% * Bristow Aviation Holdings Limited England 49 % Bristow Canada Holdings Inc. British Columbia 100 % Bristow Canadian Real Estate Company Inc. British Columbia 100 % Bristow Caribbean Limited Trinidad and Tobago 100% * Bristow Cayman Ltd. Cayman Islands 100 % Bristow Equipment Leasing Ltd, Cayman Islands 100 % Bristow EU Holdco B.V. Netherlands 100 % Bristow European Technical Services B.V. Netherlands 100 % Bristow Guyana Inc. Guyana 100% * Bristow Helicopter Group Limited England 100% * Bristow Helicopters (Ghana) Limited Ghana 100% * Bristow Helicopters (International) Limited England 100% * Bristow Helicopters (Nigeria) Limited Nigeria 48% ** Bristow Helicopters Australia Pty. Ltd. Australia 100% * Bristow Helicopters Inc. Delaware 100 % Bristow Helicopters Limited England 100% * Bristow Holdings Company Ltd. Cayman Islands 100 % Bristow Holdings Company Ltd. III Cayman Islands 100 % Bristow Holdings U.S. Inc. Delaware 100 % Bristow International Aviation (Guernsey) Limited Guernsey 100% * Bristow International Leasing Limited Cayman Islands 100 % Bristow International Panama S. de RL Panama 100 % Bristow Ireland Limited Ireland 100% *** Bristow Management Services Pty Limited Australia 100% * Bristow Netherlands B.V. Netherlands 100% ***

Bristow Norway AS Norway 49% **** Bristow Panama Inc. Panama 100 % Bristow Southeast Asia Limited England 100% * Bristow Staff Pension Scheme Trustees Limited England 100% * Bristow Taxi Aéreo S.A. Brazil 100 % Bristow Technical Services Limited England 100% * Bristow (UK) LLP England 100 % Bristow U.S. Holdings LLC Delaware 100 % Bristow U.S. LLC Louisiana 100 % Bristow U.S. Leasing LLC Delaware 100 % Bristow Worldwide LP England ***** British International Helicopter Services Limited England 100% * Caledonian Helicopters Limited England 100% * Capiteq Pty Limited Australia 100% * Cougar Helicopters Inc. Canada 40 % Era Aeroleo LLC Delaware 100 % Era Helicopteros de Mexico S. de R.L. de C.V Mexico 100 % Era Helicopters (Mexico) LLC Delaware 100 % Era Helicopters, LLC Delaware 100 % Era Leasing LLC Delaware 100 % Humberside International Airport Limited England 82.7% * Kingsmill Insurance Company Limited Guernsey 100% * NextGen VTOL Sales LLC Texas 100 % Offshore Logistics do Brasil Servicos Industrials E Maritimos Limitado Brazil 100 % Pan African Airlines (Nigeria) Limited. Nigeria 50.17 % Petroleum Air Services Egypt 25 % Sakhalin Bristow Air Services Limited England 60% * Turkmenistan Helicopters Limited Turkmenistan 51% * United Helicopters Limited England 100% * * Percentage owned by Bristow Aviation Holdings Limited (“BAHL”) or its subsidiaries. ** Bristow Helicopters (Nigeria) Limited (“BHNL”) is a joint venture in Nigeria in which Bristow Helicopters Limited owns a 48% interest, a Nigerian company owned 100% by Nigerian employees owns a 50% interest and an employee trust fund owns the remaining 2% interest. BHNL provides helicopter services to customers in Nigeria. *** Percentage owned by Bristow EU Holdco B.V. **** Bristow Norway AS (“BNAS”) is wholly owned by a joint venture in Ireland in which Bristow Helicopters Limited owns a 49% interest and a Norwegian employee owns a 51% interest. BNAS provides helicopter services to customers in Norway. ***** Bristow Worldwide LP is a partnership between Bristow (UK) LLP and BAHL. Under the Partnership Agreement, 95.88% of the profits and losses of BriLog Leasing Ltd. and Bristow Cayman Ltd. and 5% of the profits and losses of Bristow Helicopter Group Limited and its subsidiaries are allocated to Bristow (UK) LLP. The remaining 4.12% of the profits and losses of Brilog Leasing Ltd. and Bristow Cayman Ltd. and 95% of the profits and losses of Bristow Helicopter Group Limited and its subsidiaries are allocated to BAHL.